SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013

NEXT GENERATION ENERTY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28083	88-0169543
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4270 John Marr Dr.
Unit 1575
Annandale, Virginia 22003
 (Address of principal executive offices) (Zip Code)

 (703) 372-1282
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Note Agreement with Actual Investments, LLC

On July 23, 2010, Next Generation Energy Corp. (the “Registrant”) issued a convertible debenture to Forge, LLC (“Forge”) in the original principal amount of $150,000 (the “Forge Note”).  The Forge Note bears interest at 18% per annum, and is convertible into common stock of the Registrant at a conversion price equal to 75% of the average closing price of the common stock for the 10 trading days preceding the conversion. The Forge Note matured in July 2012.

On May 24, 2013, Actual Investments, LLC (“Actual”) and Forge entered into an Option Agreement, under which Actual has the right to purchase part or all of the Forge Note for an aggregate option price of $183,313, which is the amount outstanding on the Forge Note as of February 28, 2013. The option originally expired on May 24, 2013, unless Actual purchased at least $70,000 of the Forge Note by that date, in which event the option would expire on May 23, 2014.  Actual purchase $70,000 of the Forge Note on May or before May 24, 2013, and therefore the expiration of the Option Agreement is May 23, 2014.

On May 24, 2013, the Registrant and Actual entered into a Note Agreement, which provides that (a) the interest rate on any portion of the Forge Note purchased by Actual would be 8% per annum, and (b) the maturity date of any portion of the Forge Note purchased by Actual will be September 30, 2013.  The Note Agreement also provides that the conversion price on the first $70,000 of the Forge Note converted by Actual would be $0.0014 per share, instead of the conversion price specified in the Forge Note.

On May 30, 2013, Actual converted $17,000 of indebtedness under the Forge Note into 12,142,857 shares of common stock of the Registrant at a conversion price of $0.0014 per share.

Lease Agreement with Mary E. Hill Inter Vivos Trust

On July 10, 2013, the Registrant entered into an Oil and Gas Lease covering 134 acres of land in Mason County, West Virginia.  The lease provides for payment to the lessor of a royalty of 1/8th of all oil or gas produce from the leased acreage.  The lease has an initial term of one (1), which is subject to the extension to the extent that the Registrant is producing oil or gas from the leased acreage or drilling a well on the leased acreage.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 30, 2013, the Registrant issued 12,142,857 shares of common stock to Actual in conversion of $17,000 of indebtedness.  The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders.

On May 24, 2013, the Registrant entered into a Note Agreement with Actual, which modified the terms of the Forge Note to the extent of any portion of the Forge Note purchased by Actual.  See Item 1.01 herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibits
10.1	Note Agreement dated May 24, 2013 between Next Generation Energy Corp. and Actual Investments, LLC
10.2	Oil and Gas Lease dated July 10, 2013 between the Registrant and the Mary E. Hill Inter Vivos Trust

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION ENERGY CORP.

Date: July 31, 2013	/s/ Darryl Reed
By: Darryl Reed, Chief Executive Officer